Exhibit 99.1

For Immediate Release

Media Contact:	Investor Contact:
Eric Boomhower	Byron Hinson
(803) 217-7701	(803) 217-5352
eboomhower@scana.com	bhinson@scana.com

SCANA Reports Financial Results for Third Quarter and Year-to-Date 2010,

Reaffirms 2010 Earnings Guidance

Cayce, SC, October 27, 2010...SCANA Corporation (NYSE: SCG) today announced financial results for the period ended September 30, 2010 and reaffirmed 2010 guidance of $2.90 to $3.05 per share.

For the three months ended September 30, 2010, SCANA reported basic earnings per share of 80 cents, or $101 million, compared to 84 cents per share, or $103 million for the same earnings period in 2009.

“The decline in third quarter results was due primarily to resolution of a state income tax issue in 2009, which contributed 11 cents per share,” said Jimmy Addison, Senior Vice President and Chief Financial Officer. “The earnings drivers for the third quarter were improved electric margins resulting from electric base rate increases under the Base Load Review Act and the retail electric rate case, which offset higher interest expense, higher property taxes, slightly higher operations and maintenance expenses and dilution during this quarter.”

Addison also noted that this was the first quarter that included the new electric weather normalization adjustment mechanism (WNA). “On a prospective basis, with WNA in effect in our regulated operations at SCE&G and the Customer Utilization Tracker at PSNC Energy, about 90% of our earnings are more predictable for our shareholders and the effects of abnormal weather on customer’s bills are mitigated.”

For the nine months ended September 30, 2010, SCANA reported basic earnings of $2.25 per share, or $281 million, compared to $2.23 per share, or $272 million, for the same period in 2009.

“The year-to-date increase in earnings was driven primarily by improved electric and gas margins due to regulatory outcomes and customer growth.  These improvements were offset by higher interest expense, higher property taxes, slightly higher operation and maintenance expenses and dilution, as well as the effect of the resolution of the state income tax issue in 2009,” said Addison.

THIRD QUARTER RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the third quarter of 2010 at South Carolina Electric & Gas Company (SCE&G) were $111 million, or 87 cents per share (basic), compared to $109 million, or 89 cents per share, in the same quarter of 2009.  The decrease was due to the resolution in 2009 of the state tax issue related to State of South Carolina Economic Impact Zone (EIZ) Tax Credits, higher interest expense, higher property taxes, higher operations and maintenance expenses and dilution, which more than offset higher electric and gas margins. At September 30, 2010, SCE&G was serving approximately 660,000 electric customers and approximately 309,000 natural gas customers, both up approximately 1 percent over a year earlier.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $5 million, or 4 cents per share, in the third quarter of 2010, unchanged compared to the third quarter of 2009. At September 30, 2010, PSNC Energy was serving approximately 468,000 customers, an increase of 1.6 percent over a year earlier.

SCANA Energy — Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported a loss of $3 million, or 2 cents per share, in the third quarter of 2010, unchanged compared to the third quarter of 2009. At September 30, 2010, SCANA Energy was serving more than 445,000 customers, an increase of approximately 1 percent over a year earlier.

Corporate and Other, Net

SCANA’s corporate and other businesses, which include Carolina Gas Transmission, SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss in the third quarter of 2010 of $2 million, or 1 cent per share, compared to earnings of $1 million, or 1 cent per share in the same quarter last year.  The results for 2010 reflect slightly higher interest expense and income taxes than the same period in 2009.

UPDATE ON ANNUAL BLRA RATE PROCEEDING

On September 30, 2010 the South Carolina Public Service Commission approved SCE&G’s annual Revised Rate Adjustment request for the annual recovery of financing costs related to its new nuclear construction. This rate adjustment was based upon the incremental project construction work in progress incurred from July 1, 2009 through June 30, 2010 and the updated capital structure with the return on equity set at 11 percent.  The approved increase of $47.3 million, or 2.3 percent, will be effective for bills rendered on or after October 30th of this year.

EARNINGS OUTLOOK

The Company reaffirmed its guidance for 2010 basic earnings per share of $2.90 to $3.05. These estimates exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3 to 5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 2:00 p.m. Eastern Daylight Time on Wednesday, October 27, 2010. The call-in numbers for the conference call are 1-866-713-8565 (US/Canada) and 1-617-597-5324 (International). The passcode is 67889312. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 10, 2010. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 71189982.

All interested persons, including investors, media and the general public, may listen to a live listen-only web cast of the conference call at the Company’s website at www.scana.com.  Participants should go to the website at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s website approximately 2 hours after conclusion of the call through November 10, 2010.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Cayce, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 660,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules and estimated construction and other expenditures. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “forecasts,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation, regulations governing electric grid reliability and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for

SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA’s subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site, construct and finance facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) the availability of skilled and experienced human resources to properly manage, operate, and grow the Company’s businesses; (14) labor disputes; (15) performance of SCANA’s pension plan assets; (16) higher taxes; (17) inflation; (18) compliance with regulations; and (19) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or SCE&G with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION

Condensed Consolidated Statements of Income

(Millions, except per share amounts) (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating Revenues:
Electric (1)	$705	$615	$1,820	$1,633
Gas-Regulated	120	117	687	675
Gas-Nonregulated	263	189	948	835
Total Operating Revenues	1,088	921	3,455	3,143

Operating Expenses:
Fuel Used in Electric Generation	280	220	736	595
Purchased Power	7	3	12	11
Gas Purchased for Resale	307	233	1,243	1,146
Other Operation and Maintenance	164	163	503	485
Depreciation and Amortization	85	83	251	248
Other Taxes	49	44	147	135
Total Operating Expenses	892	746	2,892	2,620

Operating Income	196	175	563	523

Other Income (Expense):
Other Income	13	27	38	51
Other Expenses	(10)	(10)	(29)	(30)
Interest Charges, Net	(67)	(59)	(198)	(172)
Allowance for Equity Funds Used During Construction	6	9	17	23
Total Other Expense	(58)	(33)	(172)	(128)

Income Before Income Tax Expense and Earnings from Equity Method Investments	138	142	391	395
Income Tax Expense (1)	38	40	112	122

Income Before Earnings from Equity Method Investments	100	102	279	273
Earnings from Equity Method Investments	1	2	2	4

Net Income	101	104	281	277

Less Preferred Dividends of Subsidiary	0	1	0	5

Income Available to Common Shareholders of SCANA Corporation	$101	$103	$281	$272

Basic Earnings Per Share of Common Stock	$.80	$.84	$2.25	$2.23
Diluted Earnings Per Share of Common Stock(2)	$.79	$.84	$2.24	$2.23
Weighted Average Shares Outstanding (Millions):
Basic	126.6	122.5	125.2	121.8
Diluted(2)	127.5	122.6	125.6	121.8
Dividends Declared Per Share of Common Stock	$.475	$.47	$1.425	$1.41

Note (1): In the first quarter of 2010, pursuant to authorization by the Public Service Commission of South Carolina in connection with its annual review of fuel cost and rates, the Company accelerated the recognition of previously deferred state income tax credits in the amount of $17 million (thereby lowering income tax expense), and recorded an offsetting reduction of 2010’s recovery of fuel costs (electric revenue).  These offsetting decreases had no effect on income available to common shareholders.

Note (2): In May 2010, SCANA entered into an equity forward sales agreement.  During periods when the average market price of SCANA’s common stock is above the per share adjusted forward sales price, the Company computes diluted earnings per share giving effect to this dilutive potential common stock utilizing the treasury stock method.

Condensed Consolidated Balance Sheets

(Millions) (Unaudited)

	September 30,	December 31,
	2010	2009
ASSETS:
Utility Plant, Net	$9,461	$9,009
Nonutility Property and Investments, Net	447	431
Total Current Assets	1,476	1,521
Total Regulatory Assets and Deferred Debits	1,218	1,133
Total	$12,602	$12,094

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,584	$3,408
Long-Term Debt, Net	3,865	4,483
Total Capitalization	7,449	7,891
Current Liabilities:
Short-Term Borrowings	335	335
Current Portion of Long-Term Debt	631	28
Other	1,002	893
Total Current Liabilities	1,968	1,256
Total Regulatory Liabilities and Deferred Credits	3,185	2,947
Total	$12,602	$12,094

Earnings (Loss) per Share by Company

(Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
SC Electric & Gas	$.87	$.89	$1.89	$1.89
PSNC Energy	(.04)	(.04)	.20	.22
SCANA Energy-Georgia	(.02)	(.02)	.17	.13
Corporate and Other	(.01)	.01	(.01)	(.01)
Basic Earnings per Share	$.80	$.84	$2.25	$2.23
Diluted Earnings per Share	$.79	$.84	$2.24	$2.23

Variances in Earnings per Share:

(Unaudited)

	Quarter Ended September 30,	Nine Months Ended September 30,
2009 Basic and Diluted Earnings per Share	$.84	$2.23

Variances:
Electric Margin (1)	.14	.32
Natural Gas Margin	.01	.14
Operation & Maintenance Expense	(.01)	(.09)
Interest Expense (Net of AFUDC)	(.03)	(.09)
Property Taxes	(.02)	(.06)
Depreciation	(.01)	(.02)
Impact of Changes in Shares Outstanding	(.03)	(.06)
EIZ State Income Tax Benefit (including Interest)	(.11)	(.11)
Income Taxes (other than EIZ)	.04	.00
Other, Net	(.02)	(.01)
Variances in Earnings per Share	(.04)	.02

2010 Basic Earnings per Share	.80	2.25
Additional dilution re: potential common stock(2)	(.01)	(.01)
2010 Diluted Earnings per Share	$.79	$2.24

Consolidated Operating Statistics

	Quarter Ended September 30,			Nine Months Ended September 30,
	2010	2009	% Change	2010	2009	% Change
Electric Operations:
Sales (Million KWH):
Residential	2,603	2,350	10.8	6,883	6,153	11.9
Commercial	2,236	2,112	5.9	5,921	5,676	4.3
Industrial	1,568	1,447	8.4	4,414	4,014	10.0
Other	167	158	5.7	440	429	2.6
Total Retail Sales	6,574	6,067	8.4	17,658	16,272	8.5
Wholesale	583	586	(0.5)	1,484	1,587	(6.5)
Total Sales	7,157	6,653	7.6	19,142	17,859	7.2

Customers (Period-End, Thousands)				660	654	0.9

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	3,962	4,293	(7.7)	50,922	44,215	15.2
Commercial	5,352	5,622	(4.8)	28,412	27,244	4.3
Industrial	53,353	41,318	29.1	134,585	119,539	12.6
Total Retail Sales	62,667	51,233	22.3	213,919	190,998	12.0
Sales for Resale	1,289	1,808	(28.7)	5,561	7,443	(25.3)
Total Sales	63,956	53,041	20.6	219,480	198,441	10.6

Transportation Volumes	36,006	31,779	13.3	111,217	99,688	11.6

Customers (Period-End, Thousands)				1,222	1,208	1.2

Security Credit Ratings (as of 10/27/10):

	Moody’s	Standard & Poor’s	Fitch
SCANA Corporation:
Senior Unsecured	Baa2	BBB	BBB+
Junior Subordinated Debt	Baa3	BBB-	BBB-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A3	A	A
Senior Unsecured	Baa1	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

PSNC Energy:
Senior Unsecured	A3	BBB+	A-
Commercial Paper	P-2	A-2	F-2
Outlook	Negative	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2